EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333- 229498) and related Prospectus of our reports dated March 4, 2020, relating to the financial statements of Repro Med Systems, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGrail Merkel Quinn & Associates, P.C.

Scranton, Pennsylvania

March 4, 2020